Exhibit 10.1

This FIRST AMENDMENT TO COMPENSATION AND SERVICES  AGREEMENT is made effective as of the 1st day of April, 2012,  between ONE LIBERTY PROPERTIES, INC., a Maryland corporation (“OLP”), and MAJESTIC PROPERTY MANAGEMENT CORP., a Delaware corporation (“Majestic”).

W I T N E S S E T H:

WHEREAS, OLP and Majestic entered into that certain Compensation and Services Agreement dated as of January 1, 2007 (the “Agreement”); and

WHEREAS, OLP and Majestic now wish to amend the Agreement to eliminate the obligation to pay the Chairman of the Board compensation pursuant to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the parties hereto do hereby agree as follows:

1.                 Change in Compensation of Chairman.  Section 4(d)(i) of the Agreement is hereby deleted and replaced in its entirety by the following:

(i)                Fredric H. Gould, who as the Chairman of the Board of OLP shall be henceforth compensated as the Chairman of the Board directly by OLP on terms approved by the Board of Directors of OLP.  It is understood that Fredric H. Gould is the sole shareholder of Majestic and participates in the profits of Majestic (which include both revenues from this Agreement as well as revenues for services provided to other affiliated and unaffiliated entities) and Fredric H. Gould receives salaries and/or participates in the profits from other affiliated entities.

2.                 Miscellaneous.   Except as specifically set forth herein, the Agreement is and remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment to Compensation and Services Agreement as of the date first hereinabove written.

ONE LIBERTY PROPERTIES, INC.

By:	/s/ Patrick J. Callan, Jr.
Patrick J. Callan, Jr., President

MAJESTIC PROPERTY MANAGEMENT CORP.

By:	/s/ Seth D. Kobay
Seth D. Kobay, President